Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com
DATE: Feb. 17, 2011

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Partners L.P. Reports Fourth-Quarter and Year-End 2010 Financial Results
•	Net Income for 2010 is $1.1 Billion, $2.66 per Unit

•	2010 Distributable Cash Flow attributable to partnership operations Up 509% for Year

•	Cash Distribution Coverage Ratio Strong at 1.25x for 4Q and 1.30x for full year 2010

•	Higher NGL Profits Drive 21% increase in Adjusted Segment Profit for Year, 10% for 4Q

•	2011-12 Guidance Increased to Reflect Expected Higher Per-unit NGL Margins and Benefits of Growth Capital

•	Quarterly Limited Partner Cash Distribution Expected to Increase 6-10% Annually Through 2012

Summary Financial Information	Full Year				4Q
Amounts in millions, except per-unit amounts.	2010		2009		2010		2009
(Unaudited)
Net income	$1,101		$1,036		$286		$352

Net income per common L.P. unit	$2.66		$2.88		$0.76		$0.99

Distributable cash flow (DCF) (1)	$1,387		$1,282		$347		$351
Less: Pre-partnership DCF (2)	(223)		(1,091)		(12)		(283)

DCF attributable to partnership operations	$1,164		$191		$335		$68

Cash distribution coverage ratio (1)	1.30	x	1.39	x	1.25	x	1.97	x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(2)	For 2010, this amount represents DCF for January 2010 from the assets acquired in February 2010, as well as amounts for the assets acquired in November 2010. For 2009, this amount represents all of the DCF for the assets acquired in 2010 since this entire period was prior to the receipt of cash flows from the acquired assets.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 1 of 10

TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited 2010 net income of $1,101 million, compared with 2009 net income of $1,036 million. Higher per-unit natural gas liquid (NGL) margins in the midstream business drove the higher net income for 2010. Higher net interest expense of $163 million associated with new debt issuances made in conjunction with financing the assets acquired from Williams (NYSE: WMB) in February 2010 significantly reduced 2010 net income compared with the recast 2009 results.
The results throughout this release have been recast to reflect the first-quarter and fourth-quarter 2010 asset acquisitions. In the recasting of the partnership’s net income, all of the acquired assets’ net income occurring prior to the closing date was allocated to Williams. The recast 2009 results include the acquired assets’ historical net income amounts, but do not include the incremental interest expense associated with financing the acquisitions.
Net income per common limited-partner unit for 2010 was $2.66, compared with $2.88 per unit for 2009. For 2009, Williams waived its incentive distribution rights (IDR), which increased net income per common limited-partner unit for 2009 by approximately 55 cents.
For fourth-quarter 2010, Williams Partners reported net income of $286 million, compared with $352 million for the same period in 2009. The higher net interest expense of $54 million associated with the debt issuances noted above and the absence of a $40 million gain on the sale of the Cameron Meadows facility in fourth-quarter 2009 were the drivers of the lower net income in fourth-quarter 2010. Higher NGL margins in fourth-quarter 2010 partially offset these items.
Net income per common limited partner unit for fourth-quarter 2010 was $0.76, compared with $0.99 per unit in fourth-quarter 2009. Williams’ waiver of IDRs in 2009 favorably impacted fourth-quarter 2009 net income per common limited partner unit by approximately 14 cents.
There is a more detailed discussion of the midstream and gas pipeline business results in the business segment performance section below.
Asset Acquisitions Drive Substantial Increases in Distributable Cash Flow in 2010
For 2010, Williams Partners’ distributable cash flow attributable to partnership operations was $1,164 million, compared with $191 million for 2009. For fourth-quarter 2010, DCF attributable to partnership operations was $335 million, compared with $68 million for the same period in 2009.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 2 of 10

The substantial increase in DCF attributable to partnership operations is primarily due to the growth of the partnership via the first-quarter 2010 asset acquisitions.
CEO Perspective
“This past year was a transformative one for Williams Partners, as the first-quarter asset acquisitions from Williams made us into one of the largest energy MLPs in the country,” said Alan Armstrong, president and chief executive officer of the general partner of Williams Partners.
“We delivered on the partnership’s new growth potential throughout the year, as we increased our investment in Overland Pass and acquired additional gathering and processing assets in the Piceance Basin and the Marcellus Shale,” Armstrong said. “We also recently announced the Northeast Supply Link expansion on Transco, which will be anchored by the growing supply in the Marcellus.
“Major projects were placed in service as well, including expansion of our Echo Springs facility in Wyoming, and the Perdido Norte project in the Gulf of Mexico, which is expected to contribute significant cash flows in 2011 and beyond,” Armstrong said.
Earnings, Capital Expenditure Guidance Updated; Cash Distribution Guidance Initiated
Williams Partners’ updated assumptions for certain energy commodity prices for 2011-12 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.
The partnership is raising its 2011-12 earnings guidance based on higher expected per-unit NGL margins and benefits of growth capital.
The partnership is also initiating guidance on the quarterly cash distributions to its limited-partner and general-partner unitholders. The partnership expects to increase distributions to its limited-partner unitholders by approximately 6 to 10 percent annually. These increases will also drive increases in incentive distributions to Williams, the partnership’s general partner.
Williams Partners has increased its quarterly distribution for the last four consecutive quarters following the major asset acquisitions in February 2010. The planned distribution increases are supported by current growth projects and the expectation of continuing strong business performance.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 3 of 10

Commodity Price Assumptions and
Average NGL Margins	2011						2012
As of Feb. 17, 2011	Low		Mid		High		Low		Mid		High

Natural Gas ($ / MMBtu):
NYMEX	$3.40		$4.25		$5.10		$4.00		$5.00		$6.00
Rockies	$3.10		$3.85		$4.60		$3.65		$4.55		$5.45
San Juan	$3.20		$4.00		$4.80		$3.70		$4.65		$5.60

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$70		$87.50		$105		$71		$89		$107
Crude to Gas Ratio	20.6	x	20.6	x	20.6	x	17.8	x	17.8	x	17.8	x
NGL to Crude Oil Relationship (1)	52%		53%		53%		52%		54%		55%

Average NGL Margins ($ per gallon) (2)	$0.52		$0.68		$0.83		$0.50		$0.68		$0.85

Williams Partners Guidance

Amounts are in millions except coverage ratio.

	Low		Mid		High		Low		Mid		High

DCF attributable to partnership ops. (3)	$1,150		$1,365		$1,580		$1,400		$1,650		$1,900

Total Cash Distribution (4)	$1,146		$1,175		$1,205		$1,289		$1,369		$1,449

Cash Distribution Coverage Ratio (3)	1.0	x	1.2	x	1.3	x	1.1	x	1.2	x	1.3	x

Adjusted Segment Profit (3):
Gas Pipeline	$650		$670		$690		$650		$670		$690
Midstream	900		1,100		1,300		1,025		1,275		1,525

Total Adjusted Segment Profit	$1,550		$1,770		$1,990		$1,675		$1,945		$2,215

Adjusted Segment Profit + DD&A:
Gas Pipeline	$1,000		$1,030		$1,060		$1,010		$1,040		$1,070
Midstream	1,160		1,370		1,580		1,300		1,560		1,820

Total Adjusted Segment Profit + DD&A	$2,160		$2,400		$2,640		$2,310		$2,600		$2,890

Capital Expenditures:
Maintenance	$490		$513		$535		$380		$415		$450
Growth	1,090		1,230		1,370		770		885		1,000

Total Capital Expenditures	$1,580		$1,743		$1,905		$1,150		$1,300		$1,450

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	In addition to the effect of commodity prices, per-unit margins are increasing because of more percent-of-liquids contracts.

(3)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(4)	The cash distributions in guidance reflects an approixmate 6% (low), 8% (midpoint), and 10% (high) increase in quarterly limited partner cash distributions annually through 2012.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 4 of 10

Business Segment Performance
Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.
Gas Pipeline includes the partnership’s interstate natural gas pipelines and pipeline joint venture investments. Midstream Gas & Liquids includes the partnership’s natural gas gathering, treating and processing business and is comprised of several wholly-owned and partially-owned subsidiaries.

Consolidated Segment Profit	Full Year		4Q
Amounts in millions	2010	2009	2010	2009
Gas Pipeline	$637	$635	$159	$160
Midstream Gas & Liquids	937	682	259	264

Total Segment Profit	$1,574	$1,317	$418	$424

Adjustments	(32)	(39)	8	(35)

Adjusted Segment Profit*	$1,542	$1,278	$426	$389

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.
Gas Pipeline
Williams Partners owns interests in three major interstate natural gas pipeline systems — Transco, Northwest Pipeline and Gulfstream. Transco and Northwest Pipeline have a combined total annual throughput of approximately 2,800 trillion British Thermal Units of natural gas, which is approximately 12 percent of the natural gas consumed in the United States. Combined peak-day delivery capacity is approximately 13 billion cubic feet per day (Bcf/d).
Gas Pipeline reported segment profit of $637 million for 2010, compared with $635 million for 2009.
Higher transportation revenues from Transco expansion projects placed into service in 2009 and 2010, mostly offset by lower other service revenues and higher operating costs, drove the slight increase in segment profit for 2010.
The gas pipeline business has a significant portfolio of expansion projects to expand its services to key markets over the next several years. A number of those projects are expected to be placed into service during 2011, including the Mobile Bay South II, Pascagoula expansion, and 85 North (phase two) expansions.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 5 of 10

The Mobile Bay South II expansion project involves the addition of compression at Transco’s Station 85 in Choctaw County, Ala., and modifications to existing facilities at Station 83 in Mobile County, Alabama. The expansion will provide additional firm transportation service southbound on the Mobile Bay line from Station 85 to various delivery points, increasing capacity by 380 thousand dekatherms per day (Mdt/d).
The 85 North Expansion involves an expansion of Transco’s existing natural gas transmission system from Station 85 in Choctaw County, Ala., to various delivery points as far north as North Carolina. The first phase, which included 90 Mdt/d, was placed into service in July 2010. The second phase, which will be placed into service this year, will add an additional 219 Mdt/d of capacity.
The Pascagoula expansion involves the construction of a new pipeline to be jointly owned with Florida Gas Transmission connecting the existing Mobile Bay Lateral to the outlet pipeline of a proposed LNG import terminal in Mississippi. The partnership’s share of the expansion’s capacity will be 467 Mdt/d.
Midstream Gas & Liquids
Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services.
The business reported segment profit of $937 million for 2010, compared with segment profit of $682 million for 2009.
The 37-percent increase in Midstream’s segment profit for 2010 is primarily due to significantly higher per-unit NGL margins in 2010 compared with 2009. Average per-unit NGL margins for 2010 were $0.57 per gallon — 46 percent higher than the average per-unit NGL margin of $0.39 per gallon for the same period in 2009.

NGL Margin Trend	2009					2010
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
NGL margins (millions)	$58	$103	$142	$169	$472	$193	$166	$136	$200	$695

NGL equity volumes (gallons in millions)	292	297	317	314	1,220	332	302	271	317	1,222

Per-unit NGL margins ($/ gallon)	$0.20	$0.35	$0.45	$0.54	$0.39	$0.58	$0.55	$0.50	$0.63	$0.57
Higher fee-based revenues also contributed to the improved results in 2010. A gathering rate increase in the Piceance Basin associated with the assets acquired from Williams in November 2010, along with a full year of

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 6 of 10

processing at Willow Creek, compared with start-up in 2009, were the key drivers of the higher fee-based revenues for the year.
The midstream business will continue work on several ongoing expansion projects in 2011.
In conjunction with the December 2010 acquisition of Cabot Oil & Gas’s gathering assets in Susquehanna County, Pa., $150 million has been added to Midstream’s planned expansion capital to fund the 2011 construction phase of additional gathering assets in northeastern Pennsylvania to augment the acquired assets, including compression and dehydration.
Construction is also expected to be completed this year on the 33-mile Springville natural gas gathering pipeline. The Springville pipeline has been increased from a 20-inch to a 24-inch diameter pipeline in order to pursue future opportunities, and it will connect the recently acquired and new expansion gathering assets in northeastern Pennsylvania into the Transco pipeline.
Rapid expansion of the Laurel Mountain gathering system, in which the partnership owns a 51 percent equity investment, is also under way. This system will ultimately provide more than 1.5 Bcf/d of gathering capacity to producers in southwestern Pennsylvania.
The combination of the Laurel Mountain expansion and the expansions in northeastern Pennsylvania is expected to increase the partnership’s total Marcellus Shale gathering capacity to 2.75 Bcf/d by 2015.
The partnership also plans to expand its gathering system infrastructure in the Piceance basin in 2011.
Definitions of Non-GAAP Financial Measures
This press release includes certain financial measures — Distributable Cash Flow, Cash Distribution Coverage Ratio, and Adjusted Segment Profit — that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 7 of 10

accretion and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (Cash Distribution Coverage Ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Today’s Analyst Call
Management will discuss the year-end 2010 results and 2011-12 outlook during a live webcast beginning at 11 a.m. EST today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
A limited number of phone lines also will be available at (888) 300-2318. International callers should dial (719) 325-2402. Replays of the year-end webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williamslp.com.
Form 10-K
The partnership plans to file its 2010 Form 10-K with the Securities and Exchange Commission (SEC) next week. The document will be available on both the SEC and Williams Partners web sites.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 8 of 10

About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 75 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change legislation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 9 of 10

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 25, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ)	Full-Year 2010 Financial Results — Feb. 17, 2011	Page 10 of 10

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
December 31, 2010

Reconciliation of Non-GAAP Measures
(UNAUDITED)

     This press release includes certain financial measures, Adjusted Segment Profit and Distributable Cash Flow, that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain non-cash adjustments. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2009 (a)					2010
(Millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr (a)	2nd Qtr (a)	3rd Qtr (a)	4th Qtr	Year

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$184	$222	$278	$352	$1,036	$322	$240	$253	$286	$1,101
Depreciation and amortization	135	136	139	143	553	140	140	140	148	568

Non-cash amortization of debt issuance costs included in interest expense	2	3	2	3	10	4	5	5	5	19
Equity earnings from investments	(5)	(16)	(30)	(30)	(81)	(26)	(27)	(24)	(32)	(109)
Distributions to noncontrolling interests	(6)	(6)	(6)	(5)	(23)	(6)	(6)	(6)	—	(18)
Gain on sale of assets	—	—	—	(40)	(40)	—	—	—	—	—
Involuntary conversion gain resulting from Ignacio fire	1	—	(5)	—	(4)	—	(4)	—	—	(4)
Involuntary conversion gain resulting from Hurricane Ike	—	—	—	—	—	—	(7)	(7)	—	(14)
Impairment of Paradox	—	—	—	—	—	—	—	—	9	9
Reimbursements (payments) from/(to) Williams under omnibus agreement	—	1	1	—	2	—	(1)	1	3	3
Maintenance capital expenditures	(15)	(31)	(103)	(109)	(258)	(32)	(46)	(119)	(104)	(301)

Distributable Cash Flow excluding equity investments	296	309	276	314	1,195	402	294	243	315	1,254
Plus: Equity investments cash distributions to Williams Partners L.P.	8	15	27	37	87	29	43	29	32	133

Distributable Cash Flow	304	324	303	351	1,282	431	337	272	347	1,387
Less: Pre-partnership Distributable Cash Flow	274	293	241	283	1,091	158	21	32	12	223

Distributable cash flow attributable to partnership operations	$30	$31	$62	$68	$191	$273	$316	$240	$335	$1,164

Total cash distributed:	$34	$34	$34	$34	$137	$155	$221	$250	$268	$894

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.88	0.92	1.80	1.97	1.39	1.76	1.43	0.96	1.25	1.30

Net income divided by Total cash distributed	5.38	6.53	8.13	10.29	7.58	2.08	1.09	1.01	1.07	1.23

(a)	Amounts reported have been recast to reflect the impact of the November 2010 Piceance Acquisition.

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”
(UNAUDITED)

	2009 (a)					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr (a)	2nd Qtr (a)	3rd Qtr (a)	4th Qtr	Year

Gas Pipeline	$172	$155	$148	$160	$635	$169	$148	$161	$159	$637
Midstream Gas & Liquids	82	137	199	264	682	255	213	210	259	937

Segment Profit	$254	$292	$347	$424	$1,317	$424	$361	$371	$418	$1,574

Adjustments:

Gas Pipeline
Unclaimed property assessment accrual — TGPL	—	—	—	3	3	—	(1)	—	—	(1)
Unclaimed property assessment accrual — NWP	—	—	—	1	1	—	(1)	—	—	(1)
Loss related to Eminence storage facility leak	—	—	—	—	—	—	—	—	5	5
Gain on sale of base gas from Hester storage field	—	—	—	—	—	(5)	(3)	—	—	(8)

Total Gas Pipeline adjustments	—	—	—	4	4	(5)	(5)	—	5	(5)

Midstream Gas & Liquids
Involuntary conversion gain related to Ignacio	1	—	(5)	—	(4)	—	(4)	—	—	(4)
Involuntary conversion gain related to Hurricane Ike	—	—	—	—	—	—	(7)	(7)	—	(14)
Gain on sale of Cameron Meadows	—	—	—	(40)	(40)	—	—	—	—	—
Gain on sale of part of Ryan Gulch	—	—	—	—	—	—	—	(12)	—	(12)
Impairment of Paradox	—	—	—	—	—	—	—	—	9	9
Settlement related to Green Canyon	—	—	—	—	—	—	—	—	(6)	(6)
Restructuring transaction costs	—	—	—	1	1	—	—	—	—	—

Total Midstream Gas & Liquids adjustments	1	—	(5)	(39)	(43)	—	(11)	(19)	3	(27)

Total adjustments included in segment profit	1	—	(5)	(35)	(39)	(5)	(16)	(19)	8	(32)

Adjusted segment profit	$255	$292	$342	$389	$1,278	$419	$345	$352	$426	$1,542

(a)	Amounts reported have been recast to reflect the impact of the November 2010 Piceance Acquisition.

Williams Partners L.P.
(UNAUDITED)

	Full Year Forecasted 2011			Full Year Forecasted 2012
(Millions)	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”

Net income	$1,015	$1,240	$1,465	$1,145	$1,410	$1,675
Depreciation and amortization	610	630	650	635	655	675
Other	15	8	—	—	—	—
Maintenance capital expenditures	(490)	(513)	(535)	(380)	(415)	(450)

Distributable cash flow attributable to partnership operations	$1,150	$1,365	$1,580	$1,400	$1,650	$1,900

Total cash to be distributed *	$1,146	$1,175	$1,205	$1,289	$1,369	$1,449

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed *	1.0	1.2	1.3	1.1	1.2	1.3

Net income divided by Total cash distributed *	0.9	1.1	1.2	0.9	1.0	1.2

*	Distributions reflect growth rates of 6-10%.
Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”

Segment Profit:
Midstream	$900	$1,100	$1,300	$1,025	$1,275	$1,525
Gas Pipeline	650	670	690	650	670	690

Total Segment Profit	1,550	1,770	1,990	1,675	1,945	2,215
Adjustments	—	—	—	—	—	—

Adjusted segment profit	$1,550	$1,770	$1,990	$1,675	$1,945	$2,215

Consolidated Statement of Income
(UNAUDITED)

	2009*					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Revenues:
Gas Pipeline	$401	$421	$380	$389	$1,591	$407	$380	$409	$409	$1,605
Midstream Gas & Liquids	581	689	822	926	3,018	1,083	1,020	919	1,087	4,109
Intercompany eliminations	(2)	(3)	(1)	(1)	(7)	—	—	(1)	2	1

Total revenues	980	1,107	1,201	1,314	4,602	1,490	1,400	1,327	1,498	5,715
Segment costs and expenses:
Costs and operating expenses	661	754	810	875	3,100	1,033	1,002	923	1,026	3,984
Selling, general and administrative expenses	72	74	75	79	300	62	70	70	79	281
Other (income) expense — net	(2)	3	(1)	(34)	(34)	(3)	(6)	(13)	7	(15)

Segment costs and expenses	731	831	884	920	3,366	1,092	1,066	980	1,112	4,250
General corporate expenses	26	26	27	30	109	35	28	30	32	125

Operating income:
Gas Pipeline	164	147	138	151	600	160	138	151	150	599
Midstream Gas & Liquids	85	129	179	243	636	238	196	196	236	866
General corporate expenses	(26)	(26)	(27)	(30)	(109)	(35)	(28)	(30)	(32)	(125)

Total operating income	223	250	290	364	1,127	363	306	317	354	1,340

Equity earnings	5	16	30	30	81	26	27	24	32	109
Interest accrued — third party	(53)	(51)	(51)	(52)	(207)	(81)	(101)	(103)	(107)	(392)
Interest accrued — affiliate	(14)	(16)	(9)	(13)	(52)	—	(1)	—	—	(1)
Interest capitalized	16	17	10	15	58	12	7	7	3	29
Interest income	5	6	5	4	20	3	—	—	1	4
Other income (expense) — net	3	2	4	4	13	(1)	2	9	4	14

Income before income taxes	185	224	279	352	1,040	322	240	254	287	1,103
Provision for income taxes	1	2	1	—	4	—	—	1	1	2

Net income	184	222	278	352	1,036	322	240	253	286	1,101
Less: Net income attributable to noncontrolling interests	7	6	7	7	27	6	5	5	—	16

Net income attributable to controlling interests	$177	$216	$271	$345	$1,009	$316	$235	$248	$286	$1,085

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$177	$216	$271	$345	$1,009	$316	$235	$248	$286	$1,085
Allocation of net income to general partner and Class C units	158	190	216	293	857	275	84	85	73	517

Allocation of net income to common units	$19	$26	$55	$52	$152	$41	$151	$163	$213	$568

Net income, per common unit	$0.36	$0.48	$1.04	$0.99	$2.88	$0.61	$0.66	$0.63	$0.76	$2.66

Weighted-average number of common units outstanding**	52,777	52,777	52,777	52,777	52,777	52,777	255,777	260,508	282,058	213,539

*	Amounts reported have been recast to reflect the impact of the November 2010 Piceance Acquisition.

**	The calculation of second quarter and year-to-date 2010 weighted average common units consider Class C units as common units for the entire second quarter. Units presented in thousands.

Gas Pipeline
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Revenues:
Northwest Pipeline	$112	$107	$107	$108	$434	$106	$103	$103	$110	$422
Transcontinental Gas Pipe Line	290	312	274	282	1,158	300	278	305	299	1,182
Other	(1)	2	(1)	(1)	(1)	1	(1)	1	—	1

Total revenues	401	421	380	389	1,591	407	380	409	409	1,605

Segment costs and expenses:
Costs and operating expenses	196	231	197	191	815	212	199	216	212	839
Selling, general and administrative expenses	42	39	41	42	164	33	39	37	42	151
Other (income) expense — net	(1)	4	4	5	12	2	4	5	5	16

Total segment costs and expenses	237	274	242	238	991	247	242	258	259	1,006

Equity earnings	8	8	10	9	35	9	10	10	9	38

Reported segment profit:
Northwest Pipeline	58	51	55	56	220	54	50	53	55	212
Transcontinental Gas Pipe Line	107	98	88	96	389	108	91	100	95	394
Other	7	6	5	8	26	7	7	8	9	31

Total reported segment profit	172	155	148	160	635	169	148	161	159	637

Adjustments:
Northwest Pipeline	—	—	—	1	1	—	(1)	—	—	(1)
Transcontinental Gas Pipe Line	—	—	—	3	3	(5)	(4)	—	5	(4)

Total adjustments	—	—	—	4	4	(5)	(5)	—	5	(5)

Adjusted segment profit:
Northwest Pipeline	58	51	55	57	221	54	49	53	55	211
Transcontinental Gas Pipe Line	107	98	88	99	392	103	87	100	100	390
Other	7	6	5	8	26	7	7	8	9	31

Total adjusted segment profit	$172	$155	$148	$164	$639	$164	$143	$161	$164	$632

Operating statistics

Northwest Pipeline
Throughput (TBtu)	224.0	172.9	165.7	205.9	768.5	179.4	156.5	152.7	183.8	672.4
Avg. daily transportation volumes (TBtu)	2.5	1.9	1.8	2.2	2.1	2.0	1.7	1.7	2.0	1.8
Avg. daily firm reserved capacity (TBtu)	2.6	2.6	2.6	2.7	2.7	2.8	2.8	2.8	2.8	2.8

Transcontinental Gas Pipe Line
Throughput (TBtu)	549.7	420.8	443.4	487.5	1,901.4	586.1	459.6	517.1	593.5	2,156.3
Avg. daily transportation volumes (TBtu)	6.1	4.6	4.8	5.3	5.2	6.5	5.1	5.6	6.5	5.9
Avg. daily firm reserved capacity (TBtu)	7.0	6.6	6.7	6.9	6.8	7.0	6.9	7.1	7.6	7.2

Midstream Gas & Liquids
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year

Revenues:
Gathering & processing	$130	$132	$141	$150	$553	$149	$152	$155	$163	$619
NGL sales from gas processing	150	172	217	268	807	338	272	229	298	1,137
Production handling and transportation	31	31	33	28	123	29	26	26	26	107
Marketing sales	449	558	720	829	2,556	999	897	796	1,025	3,717
Other revenues	37	37	35	39	148	43	42	38	40	163

	797	930	1,146	1,314	4,187	1,558	1,389	1,244	1,552	5,743
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)	(369)	(325)	(465)	(1,634)

Total revenues	581	689	822	926	3,018	1,083	1,020	919	1,087	4,109

Segment costs and expenses:
NGL cost of goods sold	92	69	75	99	335	145	106	93	98	442
Marketing cost of goods sold	444	542	714	811	2,511	997	902	792	1,006	3,697
Other cost of goods sold	7	5	5	9	26	10	7	7	6	30
Operating costs	142	150	142	154	588	144	157	141	166	608
Other
Selling, general and administrative expenses	30	35	34	38	137	29	31	32	38	130
Other (income) expense — net	(3)	—	(3)	(40)	(46)	(5)	(10)	(17)	2	(30)
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)	(369)	(325)	(465)	(1,634)

Total segment costs and expenses	496	560	643	683	2,382	845	824	723	851	3,243
Equity earnings	(3)	8	20	21	46	17	17	14	23	71

Reported segment profit	82	137	199	264	682	255	213	210	259	937
Adjustments	1	—	(5)	(39)	(43)	—	(11)	(19)	3	(27)

Adjusted segment profit	$83	$137	$194	$225	$639	$255	$202	$191	$262	$910

Operating statistics

Gathering and Processing
Gathering volumes (TBtu)	342	345	350	333	1,370	312	312	317	321	1,262
Plant inlet natural gas volumes (Tbtu)	318	308	352	364	1,342	360	352	343	369	1,424
NGL equity sales (million gallons) **	292	297	317	314	1,220	332	302	271	317	1,222
NGL margin ($/gallon)	$0.20	$0.35	$0.45	$0.54	$0.39	$0.58	$0.55	$0.50	$0.63	$0.57
NGL production (million gallons) **	579	590	657	683	2,509	671	653	616	722	2,662

Discovery Producer Services L.L.C. (equity investment) - 100%
NGL equity sales (million gallons)	12	25	30	27	94	30	28	23	24	105
NGL production (million gallons)	30	56	79	85	250	89	84	81	91	345

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	—	3	9	10	22	9	10	11	12	42

*	Amounts reported have been recast to reflect the impact of the November 2010 Piceance Acquisition.

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year

Capital expenditures:

Gas Pipeline:
Northwest Pipeline	$9	$36	$58	$50	$153	$10	$24	$51	$35	$120
Transcontinental Gas Pipe Line	22	45	94	142	303	56	83	98	145	382

Total	31	81	152	192	456	66	107	149	180	502
Midstream Gas & Liquids	137	140	100	74	451	54	114	97	70	335

Total**	$168	$221	$252	$266	$907	$120	$221	$246	$250	$837

Purchase of businesses:

Gas Pipeline	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Midstream Gas & Liquids	—	—	—	—	—	—	—	—	608	608

Total	$—	$—	$—	$—	$—	$—	$—	$—	$608	$608

Purchase of investments:

Gas Pipeline	$5	$3	$1	$2	$11	$1	$—	$1	$3	$5
Midstream Gas & Liquids	3	112	(1)	6	120	8	6	434	23	471

Total	$8	$115	$—	$8	$131	$9	$6	$435	$26	$476

Summary:

Gas Pipeline	$36	$84	$153	$194	$467	$67	$107	$150	$183	$507
Midstream Gas & Liquids	140	252	99	80	571	62	120	531	701	1,414

Total	$176	$336	$252	$274	$1,038	$129	$227	$681	$884	$1,921

Cumulative summary:

Gas Pipeline	$36	$120	$273	$467	$467	$67	$174	$324	$507	$507
Midstream Gas & Liquids	140	392	491	571	571	62	182	713	1,414	1,414

Total	$176	$512	$764	$1,038	$1,038	$129	$356	$1,037	$1,921	$1,921

Capital expenditures incurred and purchase of investments
Increases to property, plant, and equipment	$164	$206	$309	$297	$976	$103	$180	$236	$240	$759
Purchase of businesses	—	—	—	—	—	—	—	—	608	608
Purchase of investments	8	115	—	8	131	9	6	435	26	476

Total	$172	$321	$309	$305	$1,107	$112	$186	$671	$874	$1,843

** Increases to property, plant, and equipment	$164	$206	$309	$297	$976	$103	$180	$236	$240	$759
Changes in related accounts payable and accrued liabilities	4	15	(57)	(31)	(69)	17	40	11	10	78

Capital expenditures	$168	$221	$252	$266	$907	$120	$220	$247	$250	$837

*	Amounts reported have been recast to reflect the impact of the November 2010 Piceance Acquisition.

Depreciation and Amortization
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year

Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline	$21	$21	$22	$22	$86	$22	$22	$22	22	$88
Transcontinental Gas Pipe Line	61	61	62	64	248	63	62	62	65	252
Other	—	1	(1)	—	—	—	—	—	—	—

Total	82	83	83	86	334	85	84	84	87	340
Midstream Gas & Liquids	53	53	56	57	219	55	56	56	61	228

Total	$135	$136	$139	$143	$553	$140	$140	$140	$148	$568

*	Amounts reported have been recast to reflect the impact of the November 2010 Piceance Acquisition.